                                                                 EXHIBIT (25)(c)

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY

                     UNDER THE TRUST INDENTURE ACT OF 1939

                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)__
                            _______________________

                       THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

A National Banking Association                                 36-0899825
                                                              (IRS Employer
                                                          Identification Number)

One First National Plaza, Chicago, Illinois                     60670-0126
(Address of principal executive offices)                        (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                         Chicago, Illinois  60670-0286
            Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)

                             _____________________

                              BANPONCE CORPORATION
           (Exact name of co-registrant as specified in its charter)

     Puerto Rico
(State or other jurisdiction of                           66-0416582
incorporation or organization)                 (IRS Employer Identification No.)

209 Munoz Rivera Avenue                                       00918
Hato Rey, Puerto Rico                                      (Zip Code)
(Address of Principal Executive Offices)

                                Debt Securities
                        (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

(a) Name and address of each examining or supervision authority to which it is subject.

Comptroller of Currency, Washington, D. C., Federal Deposit Insurance Corporation, Washington, D. C., The Board of Governors of the Federal Reserve System, Washington, D. C.

(B)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

1.  A copy of the articles of association of the trustee now in effect.*

2. A copy of the certificates of authority of the trustee to commence business.*

3. A copy of the authorization of the trustee to exercise corporate trust powers.*

4.  A copy of the existing by-laws of the trustee.*

5.  Not applicable.

6.  The consent of the trustee required by Section 321(b) of the Act.

7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8.  Not applicable.

9.  Not applicable.

* EXHIBIT 1,2,3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 12 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 26 TO THE REGISTRATION STATEMENT ON FORM S-3 OF THE CIT GROUP HOLDINGS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 1993 (REGISTRATION NO. 33-58418).

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 28th day of November, 1995.


                                           The First National Bank of Chicago,
                                           Trustee,


                                           By: /s/ Steven M. Wagner
                                              ---------------------
                                              Steven M. Wagner
                                              Vice President

                                   EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                        November 28, 1995


Securities and Exchange Commission
Washington, D. C.  20549

Gentlemen:

In connection with the qualification of an indenture between BanPonce Corporation and The First National Bank of Chicago, as trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State Authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                Very truly yours,

                                THE FIRST NATIONAL BANK OF CHICAGO



                                By:  /s/ Steven M. Wagner
                                   --------------------------------------------
                                   Steven M. Wagner
                                   Vice President

                                   EXHIBIT 7


         A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Legal Title of Bank:              The First National Bank of Chicago         Call Date: 06/30/95  ST-BK:  17-1630 FFIEC 031
Address:                          One First National Plaza, Suite 0460                                           Page RC-1
City, State  Zip:                 Chicago, IL  60670-0460
FDIC Certificate No.:     0/3/6/1/8
                          ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                                              C400             <-
                                                                               DOLLAR AMOUNTS IN            ---------        -------
                                                                                   THOUSANDS        RCFD   BIL   MIL  THOU
                                                                               -----------------    ----   ---   ---  ----
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1)  . . . . . . .                             0081     3,184,875    1.a.
    b. Interest-bearing balances(2) . . . . . . . . . . . . . . . . . . . .                             0071     8,932,069    1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)                                        1754       249,502    2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)                                     1773       536,856    2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold . . . . . . . . . . . . . . . . . . . . . . . . .                             0276     2,897,736    3.a.
    b. Securities purchased under agreements to resell  . . . . . . . . . .                             0277     1,417,129    3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       RCFD 2122 16,567,408                        4.a.
    b. LESS: Allowance for loan and lease losses  . . . . . . . . . . . . .       RCFD 3123    358,877                        4.b.
    c. LESS: Allocated transfer risk reserve . . . . . . . . .  . . . . . .       RCFD 3128       0                           4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c) . . . . . . . . . . . . . . . .                             2125    16,208,531    4.d.
5.  Assets held in trading accounts . . . . . . . . . . . . . . . . . . . .                             3545    13,486,931    5.
6.  Premises and fixed assets (including capitalized leases)  . . . . . . .                             2145       516,279    6.
7.  Other real estate owned (from Schedule RC-M)  . . . .                                               2150        11,216    7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)  . . . . . . . . . . . . . . . . . . . .                             2130        12,946    8.
9.  Customers' liability to this bank on acceptances outstanding  . . . . .                             2155       501,943    9.
10. Intangible assets (from Schedule RC-M)  . . . . . . . . . . . . . . . .                             2143       111,683   10.
11. Other assets (from Schedule RC-F) . . . . . . . . . . . . . . . . . . .                             2160     1,258,270   11.
12. Total assets (sum of items 1 through 11). . . . . . . . . . . . . . . .                             2170    49,325,966   12.

__________________

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:              The First National Bank of Chicago         Call Date:   06/30/95 ST-BK:  17-1630 FFIEC 031
Address:                          One First National Plaza, Suite 0460                                            Page RC-2
City, State  Zip:                 Chicago, IL  60670-0460
FDIC Certificate No.:             0/3/6/1/8
                                  ---------

SCHEDULE RC-CONTINUED

                                                                    DOLLAR AMOUNTS IN
                                                                        Thousands                    BIL MIL THOU
                                                                    ----------------                 ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)  . . . . . . . . . . .                                 RCON 2200   14,889,235           13.a.
       (1) Noninterest-bearing(1) . . . . . . . . . . . .         RCON 6631   5,895,584                                    13.a.(1)
       (2) Interest-bearing . . . . . . . . . . . . . . .         RCON 6636   8,993,651                                    13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II) . . . . . . . .                                 RCFN 2200   13,289,760           13.b.
       (1) Noninterest bearing  . . . . . . . . . . . . .         RCFN 6631     315,549                                    13.b.(1)
       (2) Interest-bearing                                       RCFN 6636  12,974,211                                    13.b.(2)
14.      Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
    its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased  . . . . . . . . . . . . .                                 RCFD 0278    2,942,186           14.a.
    b. Securities sold under agreements to repurchase . .                                 RCFD 0279    1,160,512           14.b.
15. a. Demand notes issued to the U.S. Treasury . . . . .                                 RCON 2840      112,768           15.a.
    b. Trading Liabilities . . .. . . . . . . . . . . . .                                 RCFD 3548    7,872,221           15.b.
16. Other borrowed money:
    a. With original maturity of one year or less . . . .                                 RCFD 2332    2,402,829           16.a.
    b. With original maturity of more than one year . . .                                 RCFD 2333      643,987           16.b.
17. Mortgage indebtedness and obligations under capitalized
    leases  . . . . . . . . . . . . . . . . . . . . . . .                                 RCFD 2910      278,108           17.
18. Bank's liability on acceptance executed and outstanding                               RCFD 2920      501,943           18.
19. Subordinated notes and debentures . . . . . . . . . .                                 RCFD 3200    1,225,000           19.
20. Other liabilities (from Schedule RC-G). . . . . . . .                                 RCFD 2930      981,938           20.
21. Total liabilities (sum of items 13 through 20). . . .                                 RCFD 2948   46,300,487           21.
22. Limited-Life preferred stock and related surplus. . .                                 RCFD 3282         0              22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus . . . .                                 RCFD 3838         0              23.
24. Common stock  . . . . . . . . . . . . . . . . . . . .                                 RCFD 3230      200,858           24.
25. Surplus (exclude all surplus related to preferred stock)                              RCFD 3839    2,314,642           25.
26. a. Undivided profits and capital reserves . . . . . .                                 RCFD 3632      510,093           26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities . . . . . . . . . . . . . . . . . . . .                                 RCFD 8434         (880)          26.b.
27. Cumulative foreign currency translation adjustments .                                 RCFD 3284          766           27.
28. Total equity capital (sum of items 23 through 27)                                     RCFD 3210    3,025,479           28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28). . . . . . . .                                  RCFD 3300   49,325,966           29.

Memorandum
To be reported only with the March Report of Condition.

1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for
    the bank by independent external                                                                     Number

    auditors as of any date during 1993 . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . RCFD  6724 N/A      M.1.

1 =    Independent audit of the bank conducted in accordance                 4 =      Directors' examination of the bank performed
       with generally accepted auditing standards by a certified                      by other external auditors (may be required
       public accounting firm which submits a report on the bank                      by state chartering authority)
2 =    Independent audit of the bank's parent holding company                5 =      Review of the bank's financial statements by
       conducting in accordance with generally accepted auditing                      external auditors
       standards by a certified public accounting firm which                 6 =      Compiliation of the bank's financial
       submits a report on the consolidated holding company                           statements by external auditors
       (but not on the bank separately)                                      7 =      Other audit procedures (excluding tax
3 =    Directors' examination of the bank conducted in accordance                     preparation work)
       with generally accepted auditing standards by a certified             8 =      No external audit work
       public accounting firm (may be required by state chartering authority)

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.